upbound™

Upbound Group, Inc. Earnings Release

May 1, 2025

First Quarter 2025 Results & Key Metrics

$1,176M	$25M	$126M	$0.42	$1.00
Total Revenue	Net Earnings	Adjusted EBITDA[1]	GAAP Diluted EPS	Non-GAAP Diluted EPS[1]

Strong Volume Growth at Acima and Brigit;
Net Cash Provided by Operating Activities of $138M

Exceeds Q1 Targets and Raises Midpoint for Revenue, Adjusted EBITDA, and Non-GAAP Diluted EPS

First Quarter Consolidated Results

- Consolidated revenues of $1,176.4 million increased 7.3% year-over-year, driven by both higher rentals and fees revenue and higher merchandise sales revenue, in addition to the acquisition of Brigit.
- GAAP operating profit of $62.6 million, including $43.3 million of pre-tax costs relating to special items described below, compared to $61.8 million of GAAP operating profit, including $26.8 million of pre-tax costs relating to special items, in the prior year period. First quarter 2025 GAAP operating profit margin was 5.3%, compared to 5.6% in the prior year period.
- Net earnings on a GAAP basis of $24.8 million, compared to $27.7 million in the prior year period, a $2.9 million decrease. Net profit margin of 2.1% decreased 40 bps year-over-year.
- Adjusted EBITDA[1] increased 15.6% year-over-year to $126.1 million, due to an increase in Adjusted EBITDA in the Acima segment and the addition of Brigit segment EBITDA, partially offset by a decrease in Adjusted EBITDA in the Rent-A-Center segment.
- Adjusted EBITDA margin[1] of 10.7% increased 70 basis points compared to the prior year period, due to an increase in Adjusted EBITDA margin in the Acima segment and strong Adjusted EBITDA margin in the Brigit segment, partially offset by a decrease in Adjusted EBITDA margin in the Rent-A-Center segment.
- GAAP diluted earnings per share was $0.42, compared to GAAP earnings per share of $0.50 in the prior year period.
- Non-GAAP diluted earnings per share[1], which excludes the impact of special items described below, was $1.00 for the first quarter of 2025, compared to $0.79 in the prior year period.

CEO Commentary

"We delivered strong results in the first quarter, which exceeded our expectations due to the resilience of our business model, the effectiveness of our strategy, and the efforts of our talented team. The key drivers included GMV growth of nearly 9% at Acima as well as momentum at Brigit, which we acquired at the end of January and grew revenue by over 35% year-over-year," said CEO Mitch Fadel.

"Even with the elevated economic uncertainty, I am more confident than ever that our ability to deliver affordability, flexibility and liquidity to our consumers, and sales-enablement to our merchants, will help Upbound grow in this dynamic macro environment.

As I previously announced, I am retiring on June 1st, 2025 and our CFO, Fahmi Karam, will succeed me as CEO. Fahmi's extensive experience in the space, firm commitment to innovation, and deep passion for serving our consumers will help Upbound continue to drive shareholder value creation across the near, mid and long-term horizons," concluded Mr. Fadel.

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(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

First Quarter Highlights[1]

acima

Total Revenue	Net Earnings
$637.3M	$73.7M
+13.5% y/y	*+42.0% y/y*
LCO Rate	**Adjusted EBITDA[2]**
8.9%	$85.0M
-70 bps y/y	*+31.0% y/y*

- Applications increased over 10% y/y in the first quarter.
- GMV increased 8.8% y/y, primarily due to an increase in retailer locations, applications, and our expanding direct-to-consumer offerings.
- GMV from the Acima marketplace grew over 75% y/y in the first quarter.
- Net earnings margin of 11.6% and Adjusted EBITDA margin of 13.3% increased 240 bps and 170 bps y/y, respectively. Increases were driven by operating efficiencies achieved by lowering operating costs while growing revenues, in addition to lower lease-charge off rates.

brigit

*Brigit figures and y/y comparisons include only the months of February and March for 2025 and 2024[3]

Total Revenue	ARPU
$31.9M	$12.88
+35.4% y/y	*+5.9% y/y*
Net Advance Loss Rate	**Cash Advance Volume**
2.4%	$218.4M
+20 bps y/y	*+$41.2M y/y*

- ARPU, or average monthly revenue per user, increased 5.9% y/y due to increased expedited transfer fees, user shift to the higher priced Premium tier, and improved subscription collection rates.
- Paying subscribers increased 26.1% y/y.
- Cash advance volume increased 23.3% y/y, or $41.2M, to $218.4M.
- Net earnings of $8.8M with a margin of 27.7%, and Adjusted EBITDA of $11.4M, with a margin of 35.9%.
- Highly efficient and scalable tech platform drives more than $1.5M annualized revenue per full-time employee.[4]

Rent-A-Center

Total Revenue	Gross Profit Margin
$489.0M	66.0%
-4.9% y/y	*-110 bps y/y*
LCO Rate	**Same Store Sales**
4.6%	-2.0% y/y
-10 bps y/y	

- Revenues of $489.0M decreased 4.9% y/y, due primarily to a reduction in company-owned store count and lower deliveries due to disciplined underwriting.
- Company-owned same store sales decreased 2.0% y/y.
- Net earnings of $66.4M and Adjusted EBITDA of $72.1M both decreased $11.7M y/y, due primarily to lower gross profit, offset partially by lower operating expenses.
- Lease charge-offs (LCO) for company-owned Rent-A-Center stores were 4.6%, improving 10 bps y/y and 40 bps sequentially.
- Rent-A-Center segment financials now include all franchised locations, which had formerly been reported separately.

RAC La mejor forma de comprar

Total Revenue	YoY Increase
$18.2M	+6.3%
	on a constant currency basis

- Segment net earnings, on a GAAP basis, and Adjusted EBITDA were approximately $1.2 million and $1.7 million, respectively.
- As of March 31, 2025, the Mexico segment owned and operated 132 locations.

(1) Definitions of certain key performance metrics are available on page five of this release.
(2) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.
(3) Upbound acquired Brigit on January 31, 2025.
(4) Annualized revenue is based on March 2025 revenue for the Brigit segment.

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Full Year 2025 Financial Outlook

The Company is raising the midpoint of its previous guidance, which was provided during our Q4 earnings call on February 20, 2025, for its 2025 fiscal year. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2025 may have a significant impact on our future GAAP results.

Table 1

Consolidated Guidance[1]	Current Guidance (Provided 5/1/2025) FY 2025	Previous Guidance (Provided 2/20/2025) FY 2025
Revenues ($B)	$4.60 - $4.75	$4.50 - $4.75
Adj. EBITDA Excluding SBC ($M)[2]	$510 - $540	$500 - $540
Non-GAAP Diluted Earnings Per Share[2]	$4.00 - $4.40	$3.90 - $4.40
Free Cash Flow ($M)[2]	$150 - $200	$150 - $200
	Q2 2025	
Revenues ($B)	$1.05 - $1.15	
Adj. EBITDA Excluding SBC ($M)[2]	$125 - $135	
Non-GAAP Diluted Earnings Per Share[2]	$1.00 - $1.10	

1. Consolidated includes Acima, Rent-A-Center, Brigit (for the 11 months following the acquisition on January 31, 2025), Mexico, and Corporate Segments.
2. Non-GAAP financial measure. See descriptions below in this release.

CFO Commentary

"Our first quarter performance provided a strong start to 2025, with year-over-year comps up by 7.3% for revenue, 15.6% for Adjusted EBITDA and 26.6% for non-GAAP diluted EPS. The Acima business outperformed our expectations with Rent-A-Center and Brigit performing well and in-line with our estimates. Despite the uncertainty in the market, our resilient business model and experienced team give us confidence in our performance, and we are pleased to raise the mid-point of our FY 2025 guide," noted Fahmi Karam, CFO.

"Across the first quarter, we utilized our revolver to complete the Brigit acquisition while investing in our key initiatives and supporting the dividend. We finished the quarter with net debt of $1.4 billion and a net leverage ratio of 2.9x.

I am honored by the trust placed in me to lead the Upbound team as we pursue our mission to elevate financial opportunity for all. Our business model and our products are well suited to help our consumers navigate volatile economic times. We have a proven track record of driving sustainable growth, margin expansion and free cash flow across various economic cycles. Our balance sheet is strong and most importantly we have a talented team to execute on the plan and drive shareholder value," concluded Mr. Karam.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss first quarter results, guidance and other operational matters on the morning of Thursday, May 1, 2025, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

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Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share and ARPU)	Q1 2025	Q1 2024	Q4 2024
Consolidated			
Revenue	$ 1,176.4	$ 1,096.0	$ 1,079.2
Revenue Y/Y % Change	7.3 %	7.9 %	6.0 %
GAAP Operating Profit	$ 62.6	$ 61.8	$ 79.2
Net Earnings	$ 24.8	$ 27.7	$ 31.0
Net Profit Margin	2.1 %	2.5 %	2.9 %
Adj. EBITDA [(1)]	$ 126.1	$ 109.1	$ 122.8
Adj. EBITDA Margin [(1)]	10.7 %	10.0 %	11.4 %
GAAP Operating Expenses as % of Total Revenue	41.4 %	42.6 %	39.8 %
GAAP Diluted EPS	$ 0.42	$ 0.50	$ 0.55
Non-GAAP Diluted EPS [(1)]	$ 1.00	$ 0.79	$ 1.05
On-Rent Rental Merchandise, Net	$ 1,056.6	$ 1,056.4	$ 1,134.9
Net Cash Provided by (used in) Operating Activities	$ 137.7	$ 45.4	$ (61.9)
Free Cash Flow [(1)]	$ 127.2	$ 33.6	$ (74.0)
Acima Segment			
GMV [(2)]	$ 454.1	$ 417.6	$ 547.8
GMV (Y/Y % Change) [(2)]	8.8 %	19.9 %	15.3 %
Revenue	$ 637.3	$ 561.3	$ 581.1
Revenue Y/Y % Change	13.5 %	16.0 %	14.4 %
GAAP Operating Profit/GAAP Net Earnings	$ 73.7	$ 51.9	$ 69.7
Net Profit Margin	11.6 %	9.2 %	12.0 %
Adj. EBITDA [(1)]	$ 85.0	$ 64.9	$ 80.9
Adj. EBITDA Margin [(1)]	13.3 %	11.6 %	13.9 %
On-Rent Rental Merchandise, Net	$ 638.8	$ 577.9	$ 693.1
Lease Charge-Off Rate [(3)]	8.9 %	9.6 %	9.0 %
60+ Day Past Due Rate [(4)]	12.9 %	13.0 %	13.3 %
Brigit Segment *(for February and March 2025 only)*[(5)]			
Cash Advance Volume [(6)]	$ 218.4		
Paying Users [(7)]	1,230,158		
ARPU [(8)]	$ 12.88		
Revenue	$ 31.9		
GAAP Operating Profit/GAAP Net Earnings	$ 8.8		
Net Profit Margin	27.7 %		
Adj. EBITDA [(1)]	$ 11.4		
Adj. EBITDA Margin [(1)]	35.9 %		
Net Advance Loss Rate [(9)]	2.4 %		
Rent-A-Center Segment			
Lease Portfolio - Monthly Value (as of period end) [(10)]	$ 129.9	$ 139.3	$ 136.8
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(11)]	(3.2)%	— %	(2.0)%
Same Store Sales (Y/Y % Change) [(12)]	(2.0)%	0.8 %	— %
Revenue	$ 489.0	$ 514.1	$ 479.8
Revenue Y/Y % Change	(4.9)%	(0.1)%	(2.3)%
GAAP Operating Profit/GAAP Net Earnings	$ 66.4	$ 78.1	$ 74.2
Net Profit Margin	13.6 %	15.2 %	15.5 %
Adj. EBITDA [(1)]	$ 72.1	$ 83.8	$ 80.0
Adj. EBITDA Margin [(1)]	14.7 %	16.3 %	16.7 %
On-Rent Rental Merchandise, Net	$ 396.6	$ 454.0	$ 420.4
Lease-Charge Off Rate [(3)]	4.6 %	4.7 %	5.0 %
30+ Day Past Due Rate [(13)]	3.3 %	3.1 %	3.4 %
Corporate Owned Store Count (U.S. & PR - as of period end)	1,725	1,836	1,728

*Please see footnotes on the following page.

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Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (3) Lease Charge-Offs (LCOs) (previously referred to as “skip / stolen losses”): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now, Home Choice, and Franchise-owned Rent-A-Center locations. (4) 60+ Day Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. (5) Upbound acquired Brigit on January 31, 2025. (6) Cash Advance Volume: Defined as total advance originations during the period. (7) Brigit Paying Users: Represents Brigit customers who have an active Plus or Premium account, not delinquent (not 45 days past due) on a cash advance, and made at least 1 of the last 2 subscription payments. (8) ARPU: Average monthly revenue per user, where user is defined as in footnote 7 above. (9) Net Advance Loss: Represents charge-offs of customer cash advances that are 45+ days past due as a percentage of total cash advances originated in the period. (10) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (11) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (12) Same Store Sales (SSS): Same store sales generally represents revenue earned in Company-owned Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (13) 30+ Day Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases for our Company-owned Rent-A-Center locations. 5

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels, including approximately 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Jeff Chesnut SVP, IR & Corporate Development 972-801-1108 jeff.chesnut@upbound.com 6

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2025 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole (which includes Bridge IT, Inc. (“Brigit”) following the closing of our acquisition of Brigit (the “Merger”) on January 31, 2025) and our segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) the possibility that costs, difficulties or disruptions related to the integration of Brigit operations into the Company’s other operations will be greater than expected; (2) the possibility that the anticipated benefits from the Brigit acquisition may not be fully realized or may take longer to realize than expected; (3) the Company’s ability to (i) effectively adjust to changes in the composition of its offerings and product mix as a result of acquiring Brigit and continue to maintain the quality of existing offerings and (ii) successfully introduce other new product or service offerings on a timely and cost-effective basis; (4) changes in the Company’s future cash requirements as a result of the Brigit acquisition, whether caused by unanticipated increases in capital expenditures or working capital needs, unanticipated liabilities or otherwise; (5) the Company’s ability to retain the talent and dedication of key employees of Brigit (6) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued or renewed inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (7) factors affecting the disposable income available to the Company's current and potential customers; (8) changes in the unemployment rate; (9) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (10) changes in the Company's credit ratings; (11) difficulties encountered in managing the financial and operational performance of the Company's multiple business segments; (12) risks associated with pricing, value proposition and other changes to the Company’s consumer offerings and strategies being deployed in the Company's businesses; (13) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential additional mergers and acquisitions, or lease-to-own refranchising opportunities; (14) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, including Brigit; (15) failure to effectively manage the Company's operating labor and non-labor operating expenses, including merchandise losses for our lease-to-own offerings; (16) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's host retailers or other third parties with whom the Company does business; (17) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (18) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third- party retailer offering and to successfully grow this business segment; (19) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (20) additional risks associated with the Company’s recently acquired Brigit business and its consumer products and services, including managing losses and payment defaults, regulatory, licensing and other compliance risks, risks associated with Brigit’s reliance on regulated banks and on providers of third party data, technology and other third-party service providers; and other new risks for our company; (21) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (22) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, including in connection with the regulatory matters in which the Company is involved, and any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s lease-to-own business or to apply credit laws to Brigit’s consumer offerings; (23) the Company's transition to more readily scalable “cloud-based” solutions; (24) the Company's ability to develop and successfully implement digital or e-commerce capabilities, including mobile applications; (25) the Company's ability to protect its proprietary intellectual property; (26) the Company's ability or that of the Company's host retailers or other third parties with whom the company does business to protect the integrity and security of customer, employee, supplier and host retailer or other third party information, which may be adversely affected by hacking, computer viruses, or similar disruptions; (27) impairment of the Company's goodwill or other intangible assets; (28) disruptions in the Company's supply chain; (29) limitations of, or disruptions in, the Company's distribution network; (30) rapid inflation or deflation in the prices of the Company's lease-to-own products and other related costs; (31) allegations of product safety and quality control issues, including recalls of goods the Company leases to customers; (32) the Company's ability to execute, as well as, the effectiveness of, lease-to-own store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (33) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (34) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later, earned wage access and financial health technology competitors and other fintech companies and other competitors, including subprime lenders; (35) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (36) consumer preferences and perceptions of the Company's brands; (37) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own and products and services currently offered by Brigit, including through third party partnerships; (38) the Company's ability to retain the revenue associated with acquired lease-to-own customer accounts and enhance the performance of acquired stores; (39) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (40) ongoing changes in tariff policies, including impacts from tariffs imposed by the current Presidential Administration on the price of imported goods, or consumer prices overall or other financial impacts of such tariffs or retaliatory tariffs enacted by U.S. trading partners on the Company’s costs or target consumers; (41) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (42) information technology and data security costs; (43) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks (44) changes in estimates relating to self-insurance liabilities and income tax reserves; (45) changes in the Company's effective tax rate; (46) fluctuations in foreign currency exchange rates; (47) the Company's ability to maintain an effective system of internal controls; and (48) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2024, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 7

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 Three Months Ended March 31, (in thousands, except per share data) 2025 2024 Revenues Rentals and fees $ 899,212 $ 872,539 Merchandise sales 236,245 215,250 Subscriptions and fees 31,861 — Other 9,045 8,178 Total revenues 1,176,363 1,095,967 Cost of revenues Cost of rentals and fees 352,546 327,148 Cost of merchandise sold 269,682 239,751 Cost of subscriptions and fees 4,006 — Total cost of revenues 626,234 566,899 Gross profit 550,129 529,068 Operating expenses Operating labor 149,167 158,136 Non-labor operating expenses 219,011 213,802 General and administrative expenses 63,787 55,099 Depreciation and amortization 12,252 13,473 Other gains and charges 43,297 26,796 Total operating expenses 487,514 467,306 Operating profit 62,615 61,762 Interest expense 27,798 29,991 Interest income (694) (803) Earnings before income taxes 35,511 32,574 Income tax expense 10,718 4,887 Net earnings $ 24,793 $ 27,687 Basic weighted average shares 55,945 54,544 Basic earnings per common share $ 0.44 $ 0.51 Diluted weighted average shares 58,358 55,815 Diluted earnings per common share $ 0.42 $ 0.50 REVENUES BY SEGMENT Acima $ 637,287 $ 561,346 Rent-A-Center 489,025 514,054 Brigit 31,861 — Mexico 18,190 20,567 Total revenues $ 1,176,363 $ 1,095,967 8

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 March 31, (in thousands) 2025 2024 Cash and cash equivalents $ 107,325 $ 84,793 Receivables, net 184,826 108,413 Prepaid expenses and other assets 50,810 42,685 Rental merchandise, net On rent 1,056,606 1,056,381 Held for rent 116,275 132,098 Operating lease right-of-use assets 269,291 284,133 Goodwill 488,374 289,750 Total assets 3,043,130 2,626,984 Operating lease liabilities $ 275,896 $ 288,115 Senior debt, net 1,090,181 848,615 Senior notes, net 442,374 440,410 Total liabilities 2,363,917 2,048,689 Total stockholders’ equity 679,213 578,295 9

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis, (4) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (5) Net debt to Adjusted EBITDA (outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non- GAAP financial measures are not standardized, it may not be possible to compare such measures to the non- GAAP financial measures presented by other companies, even if they have the same or similar names. 10

Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 5	Three Months Ended March 31, 2025					
(in thousands)	**Gross Profit**	**Operating Profit**	**Earnings Before Income Tax**	**Tax Expense**	**Net Earnings**	**Diluted Earnings per Share**
GAAP Results	$ 550,129	$ 62,615	$ 35,511	$ 10,718	$ 24,793	$ 0.42
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	—	14,900	14,900	4,166	10,734	0.18
Legal matters[(3)]	—	10,645	10,645	2,977	7,668	0.14
Brigit transaction costs[(4)]	—	6,218	6,218	696	5,522	0.10
Brigit equity consideration vesting[(5)]	—	4,059	4,059	—	4,059	0.07
Brigit acquired assets depreciation and amortization[(6)]	—	4,144	4,144	1,159	2,985	0.05
Accelerated stock compensation[(7)]	—	1,599	1,599	448	1,151	0.02
Brigit replacement awards and other agreement compensation[(8)]	—	1,095	1,095	306	789	0.01
Other[(9)]	—	637	637	178	459	0.01
Discrete income tax items	—	—	—	15	(15)	—
Non-GAAP Adjusted Results	$ 550,129	$ 105,912	$ 78,808	$ 20,663	$ 58,145	$ 1.00

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes expenses of $10.0 million related to estimated legal accruals and $0.6 million in litigation and defense expenses for our recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(6) Includes amortization expense of approximately $2.6 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $1.6 million related to the fair value of acquired software assets.

(7) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(8) Includes amortization expense for Brigit replacement awards and other agreement compensation related to the Brigit acquisition.

(9) Primarily includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 6	Three Months Ended December 31, 2024					
(in thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 508,238	$ 79,155	$ 54,379	$ 23,397	$ 30,982	$ 0.55
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	—	14,899	14,899	3,407	11,492	0.21
Legal matters[(3)]	—	4,026	4,026	921	3,105	0.06
Transaction fees[(4)]	—	3,656	3,656	836	2,820	0.05
Accelerated stock compensation[(5)]	—	1,652	1,652	378	1,274	0.02
Asset impairments	—	(16)	(16)	(4)	(12)	—
Other[(6)]	—	497	497	114	383	—
Discrete income tax items	—	—	—	(8,978)	8,978	0.16
Non-GAAP Adjusted Results	$ 508,238	$ 103,869	$ 79,093	$ 20,071	$ 59,022	$ 1.05

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.
(2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.
(3) Includes expenses of $2.5 million related to estimated legal accruals and $1.6 million in litigation and defense expenses for recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.
(4) Represents transaction fees related to Brigit acquisition.
(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.
(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 7

(in thousands)	Three Months Ended March 31, 2024					
	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 529,068	$ 61,762	$ 32,574	$ 4,887	$ 27,687	$ 0.50
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	16,647	16,647	5,801	10,846	0.19
Acima equity consideration vesting[3]	—	4,893	4,893	(1,028)	5,921	0.11
Accelerated software depreciation[4]	—	4,611	4,611	1,607	3,004	0.05
Asset impairments[5]	—	645	645	225	420	0.01
Discrete income tax items	—	—	—	3,938	(3,938)	(0.07)
Non-GAAP Adjusted Results	$ 529,068	$ 88,558	$ 59,370	$ 15,430	$ 43,940	$ 0.79

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system deployed in the third quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 8

(in thousands)	Three Months Ended March 31, 2025					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 73,708	$ 66,415	$ 8,829	$ 1,223	$ (125,382)	$ 24,793
Plus: Interest expense, net	—	—	—	—	27,104	27,104
Plus: Income tax expense	—	—	—	—	10,718	10,718
Operating profit (loss)	73,708	66,415	8,829	1,223	(87,560)	62,615
Plus: Depreciation and amortization	354	5,427	11	437	6,023	12,252
Plus: Stock-based compensation					7,968	7,968
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,929	—	—	—	3,971	14,900
Legal matters[(3)]	—	—	—	—	10,645	10,645
Brigit transaction costs[(4)]	—	—	—	—	6,218	6,218
Brigit acquired assets depreciation and amortization[(5)]	—	—	2,594	—	1,550	4,144
Brigit equity consideration vesting[(6)]	—	—	—	—	4,059	4,059
Accelerated stock compensation[(7)]	—	—	—	—	1,599	1,599
Brigit replacement awards and other agreement compensation[(8)]	—	—	—	—	1,095	1,095
Other[(9)]	—	224	—	—	413	637
Adjusted EBITDA	$ 84,991	$ 72,066	$ 11,434	$ 1,660	$ (44,019)	$ 126,132

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes expenses of $10.0 million related to estimated legal accruals and $0.6 million in litigation and defense expenses for our recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Includes amortization expense of approximately $2.6 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $1.6 million related to the fair value of acquired software assets.

(6) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(7) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(8) Includes amortization expense for Brigit replacement awards and other agreement compensation related to the Brigit acquisition.

(9) Includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 9

	Three Months Ended December 31, 2024					
(in thousands)	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 69,653	$ 74,193	$ —	$ 667	$ (113,531)	$ 30,982
Plus: Interest expense, net	—	—	—	—	24,776	24,776
Plus: Income tax expense	—	—	—	—	23,397	23,397
Operating profit (loss)	69,653	74,193	—	667	(65,358)	79,155
Plus: Depreciation and amortization	352	5,423	—	427	5,823	12,025
Plus: Stock-based compensation	—	—	—	—	6,859	6,859
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,927	—	—	—	3,972	14,899
Legal matters[(3)]	—	—	—	—	4,026	4,026
Transaction fees[(4)]	—	—	—	—	3,656	3,656
Accelerated stock compensation[(5)]	—	—	—	—	1,652	1,652
Asset impairments	—	(16)	—	—	—	(16)
Other[(6)]	—	360	—	—	137	497
Adjusted EBITDA	$ 80,932	$ 79,960	$ —	$ 1,094	$ (39,233)	$ 122,753

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes expenses of $2.5 million related to estimated legal accruals and $1.6 million in litigation and defense expenses for recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

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15

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 10

(in thousands)	Three Months Ended September 30, 2024					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 63,994	$ 73,267	$ —	$ 884	$ (107,285)	$ 30,860
Plus: Interest expense, net	—	—	—	—	25,904	25,904
Plus: Income tax expense	—	—	—	—	13,295	13,295
Operating profit (loss)	63,994	73,267	—	884	(68,086)	70,059
Plus: Depreciation and amortization	352	5,243	—	405	6,770	12,770
Plus: Stock-based compensation	—	—	—	—	5,887	5,887
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	10,929	—	—	—	3,972	14,901
Legal matters[3]	—	—	—	—	11,038	11,038
Accelerated stock compensation[4]	—	—	—	—	1,688	1,688
Asset impairments	—	(67)	—	—	—	(67)
Other[5]	—	588	—	—	—	588
Adjusted EBITDA	$ 75,275	$ 79,031	$ —	$ 1,289	$ (38,731)	$ 116,864

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes expenses of $7.5 million related to estimated legal accruals and $3.5 million in litigation and defense expenses for recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(5) Includes shutdown and holding expenses related to store closures of $0.6 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 11

(in thousands)	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
	Three Months Ended June 30, 2024					
Net earnings (loss)	$ 69,991	$ 71,562	$ —	$ 1,559	$ (109,163)	$ 33,949
Plus: Interest expense, net	—	—	—	—	27,618	27,618
Plus: Income tax expense	—	—	—	—	12,484	12,484
Plus: Debt financing charges	—	—	—	—	6,604	6,604
Operating profit (loss)	69,991	71,562	—	1,559	(62,457)	80,655
Plus: Depreciation and amortization	382	4,816	—	388	7,032	12,618
Plus: Stock-based compensation	—	—	—	—	6,315	6,315
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	10,929	—	—	—	3,971	14,900
Asset impairments[3]	—	5,382	—	—	—	5,382
Accelerated software depreciation[4]	—	—	—	—	1,534	1,534
Accelerated stock compensation[5]	—	—	—	—	1,733	1,733
Legal settlement reserve	—	—	—	—	700	700
Other[6]	—	436	—	—	237	673
Adjusted EBITDA	$ 81,302	$ 82,196	$ —	$ 1,947	$ (40,935)	$ 124,510

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes fixed asset impairments of approximately $5.3 million and lease impairments of approximately $0.1 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system expected to be fully deployed in the third quarter of 2024.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 12

(in thousands)	Three Months Ended March 31, 2024					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 51,911	$ 78,138	$ —	$ 1,696	$ (104,058)	$ 27,687
Plus: Interest, net	—	—	—	—	29,188	29,188
Plus: Income tax expense	—	—	—	—	4,887	4,887
Operating profit (loss)	51,911	78,138	—	1,696	(69,983)	61,762
Plus: Depreciation and amortization	290	5,026	—	346	7,811	13,473
Plus: Stock-based compensation	—	—	—	—	7,047	7,047
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	12,675	—	—	—	3,972	16,647
Acima equity consideration vesting[(3)]	—	—	—	—	4,893	4,893
Accelerated software depreciation[(4)]	—	—	—	—	4,611	4,611
Asset impairments[(5)]	—	645	—	—	—	645
Adjusted EBITDA	$ 64,876	$ 83,809	$ —	$ 2,042	$ (41,649)	$ 109,078

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system that was deployed in the third quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 13 Three Months Ended March 31, (in thousands) 2025 2024 Net cash provided by operating activities $ 137,736 $ 45,421 Purchase of property assets (10,576) (11,817) Free cash flow 127,160 33,604 19

Table 14 Q1 2025 (in millions, except net leverage ratio) Outstanding debt $ 1,549.1 Less: Cash and cash equivalents 107.3 Net debt 1,441.8 Adjusted EBITDA(1) Q2 2024 124.5 Q3 2024 116.9 Q4 2024 122.8 Q1 2025 126.1 Last twelve months Adjusted EBITDA $ 490.3 Net leverage ratio 2.9 x (1) Refer to Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 8 through Table 11 of this earnings release for additional details of Adjusted EBITDA. Net Leverage Ratio 20